UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Generations Bancorp NY, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	85-3659943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 East Bayard Street
Seneca Falls, New York	13148
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value per share	The Nasdaq Stock Market, LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ◻

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-248742

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Capital Stock of Generations Bancorp NY” and “Market for the Common Stock” in the Prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-248742), initially filed on September 11, 2020, and subsequently amended (the “Form S-1”), which sections are hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on Acquisition of Generations Bancorp NY” and “Description of Capital Stock of Generations Bancorp NY” contained in such Prospectus, which sections are incorporated herein by reference.

Item 2.  Exhibits.

1.	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1).

2.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 16, 2020).

3.	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERATIONS BANCORP NY, INC.

DATE: January 12, 2021	By: /s/ Menzo D. Case
Menzo D. Case
President and Chief Executive Officer